SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission only (as permitted by
                                            Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              DXP ENTERPRISES, INC.
                              ---------------------
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid:  N/A

[ ]  Fee paid previously with preliminary materials: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  N/A
     (2)  Form, Schedule or Registration Statement No.:  N/A
     (3)  Filing Party:  N/A
     (4)  Date Filed:  N/A

                              DXP ENTERPRISES, INC.

                                  7272 Pinemont
                              Houston, Texas 77040
                                  713/996-4700

                                                                 April 30, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of DXP Enterprises, Inc. to be held at 9:00 a.m., Central Daylight Time, on Monday, June 3, 2002, at our offices, 7272 Pinemont, Houston, Texas 77040.

     This year you will be asked to consider one proposal concerning the election of directors. This matter is explained more fully in the attached proxy statement, which you are encouraged to read.

     The Board of Directors recommends that you approve the proposal and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.

                                         Thank you for your cooperation.

                                         Sincerely,

                                         /s/ DAVID R. LITTLE

                                         David R. Little Chairman of the Board,
                                         President and Chief Executive Officer

                              DXP ENTERPRISES, INC.
                                  7272 Pinemont
                              Houston, Texas 77040

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 3, 2002

     The Annual Meeting of the Shareholders of DXP Enterprises, Inc., a Texas corporation, will be held on Monday, June 3, 2002, at 9:00 a.m., Central Daylight Time, at its offices at 7272 Pinemont, Houston, Texas 77040, for the following purposes:

     (1) To elect four directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of Common Stock, Series A Preferred Stock and Series B Preferred Stock at the close of business on April 19, 2002, will be entitled to vote at the meeting.

                                         By Order of the Board of Directors,

                                         /s/ MAC McCONNELL

                                         Mac McConnell, Secretary


April 30, 2002

                              DXP ENTERPRISES, INC.

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 3, 2002

     This Proxy Statement is furnished to the shareholders of DXP Enterprises, Inc., 7272 Pinemont, Houston, Texas 77040 (Tel. No. 713/996-4700), in connection with the solicitation by the Board of Directors of DXP of proxies to be used at the annual meeting of shareholders to be held on Monday, June 3, 2002, at 9:00 a.m., Central Daylight Time, at its offices, 7272 Pinemont, Houston, Texas 77040, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to DXP at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about May 3, 2002, to shareholders of record on April 19, 2002 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 4,071,685 shares of Common Stock, 2,992 shares of Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), and 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), and only the holders of record on such date are entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The holders of record of Series A Preferred Stock and Series B Preferred Stock on the Record Date will be entitled to one-tenth of one vote per share on each matter presented to such holders at the meeting voting together with the holders of Common Stock as a single class. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting.

                       MATTERS TO COME BEFORE THE MEETING

Proposal 1:  Election of Directors

     At the meeting, four directors are to be elected for a one year term expiring at the 2003 Annual Meeting of Shareholders.

     The holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, are entitled to elect the four nominees for election to the Board of Directors. All directors hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

     It is the intention of the persons named in the proxies for the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Management does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. In accordance with DXP's by-laws and Texas law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors, will be elected directors. Abstentions and broker non-votes (i.e., shares held in street name for which the record holder does not have discretionary authority to vote under the rules of the New York Stock Exchange) will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

     The persons listed below have been nominated for election to fill the four director positions to be elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

                                                                        DIRECTOR
       NOMINEE            AGE       POSITION                             SINCE
--------------------     -----      --------                             -----
David R. Little            50     Chairman of the Board, President       1996
                                  and Chief Executive Officer

Cletus Davis               72     Director                               1996

Kenneth H. Miller          63     Director                               1996

Timothy P. Halter          36     Director                               2001


Information Regarding Nominees and Directors

Background of Nominees for Director

     David R. Little. Mr. Little has served as Chairman of the Board, President and Chief Executive Officer of DXP since its organization in 1996 and also has held these positions with SEPCO Industries, Inc. ("SEPCO"), a wholly owned subsidiary of the Company, since he acquired a controlling interest in SEPCO in 1986. Mr. Little has been employed by SEPCO since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President.

     Cletus Davis. Mr. Davis has served as a Director of DXP since August 1996. Mr. Davis also has served as a Director of SEPCO since May 1996. Mr. Davis is an attorney practicing in the areas of commercial real estate, banking, corporate, estate planning and general litigation and is also a trained mediator. From May 1988 to February 1992, Mr. Davis was a member of the law firm of Wood, Lucksinger & Epstein. Since March 1992, Mr. Davis has practiced law with the law firm of Cletus Davis, P.C.

     Timothy P. Halter. Mr. Halter has served as a Director of DXP since July 2001. Mr. Halter is the President of Halter Financial Group, Inc., a position he has held since 1995. Halter Financial Group is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance. Mr. Halter is also a Registered Representative with Founder's Equity Securities, Inc., a NASD member firm.

     Kenneth H. Miller. Mr. Miller has served as a Director of DXP since August 1996. Mr. Miller also has served as a Director of SEPCO since April 1989. Mr. Miller is a Certified Public Accountant and has been a solo practitioner since 1983.

Committees of the Board of Directors and Meeting Attendance

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 2001, the Board of Directors met one time, the Compensation Committee met two times and the Audit Committee met two times. Each director attended all of the meetings of the Board of Directors and committees of which he is a member.

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities, including making recommendations to the Board of Directors on matters regarding the independent auditors and the annual audit of DXP's financial statements. The Audit Committee is composed solely of independent directors, as defined by the National Association of Securities Dealers listing standards and operates under a written charter adopted by the Board of Directors. The Audit Committee Report included in this proxy statement summarizes actions of the Audit Committee in connection with DXP's audited financial statements as of and for the year ended December 31, 2001.

     The Compensation Committee, composed of Messrs. Davis, Miller and Halter, makes recommendations to the Board of Directors regarding compensation for the executive officers, directors, employees, consultants and agents, and acts as the administrative committee for DXP's stock plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 19, 2002, with respect to (i) persons known to DXP to be beneficial holders of five percent or more of either the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers and directors of DXP and (iii) all executive officers and directors of DXP as a group.

                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)
                                                    --------------------------------------------
                                                        SERIES A                   SERIES B
NAME AND ADDRESS OF BENEFICIAL     COMMON               PREFERRED                  PREFERRED
         OWNER(1)                   STOCK       %         STOCK           %         STOCK           %
------------------------------    ---------  -----        -----        -------    ----------      -------

David C. Vinson(3)                2,157,207     47.8%                                15,000        100.0%

David R. Little(4)                1,104,765     22.5%

J. Michael Wappler(5)               238,207      5.8%

Mac McConnell (6)                   136,630      3.3%

Timothy P. Halter (7)                63,431      1.5%

Kenneth H. Miller, Director(8)       17,500       *

Cletus Davis, Director(8)            17,500       *

All executive officers, directors 3,735,240     67.0%                                15,000        100.0%
and nominees as a group
(7 persons)(9)

DXP Enterprises, Inc. Employee      805,784     19.8%       1,824         61.0%
   Stock Ownership Plan
c/o Security Trust Company
2930 E. Camelback Road, Suite 240
Phoenix, AZ 85016

Donald E. Tefertiller                                         374         12.5%

Norman O. Schenk                                              374         12.5%

Charles E. Jacob                                              187          6.3%

Ernest E. Herbert                                             187          6.3%


* Less than 1%.

(1) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted. The address for all 5% stockholders is 7272 Pinemont, Houston, Texas, 77040, unless otherwise stated.

(2) Unless otherwise noted, DXP believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock beneficially owned by them.

(3) Includes 1,712,796 shares of Common Stock and 15,000 shares of Series B Preferred Stock owned by the Kacey Joyce, Andrea Rae and Nicholas David Little 1988 Trusts (the "Trusts") for which Mr. Vinson serves as trustee. Because of this relationship, Mr. Vinson may be deemed to be the beneficial owner of such shares and the 420,000 shares of Common Stock issuable upon conversion of the 15,000 shares of Series B Preferred Stock held by the Trusts. Also includes 19,332 shares of Common Stock issuable upon exercise of options and 4,279 shares of Common Stock held of record by the Company's Employee Stock Ownership Plan (the "ESOP") for Mr. Vinson's account.

(4) Includes 833,333 shares of Common Stock issuable to Mr. Little upon exercise of options and 41,332 shares of Common Stock held of record by the ESOP for Mr. Little's account.

(5) Includes 16,665 shares of Common Stock issuable to Mr. Wappler upon exercise of options and 8,079 shares of Common Stock held of record by the ESOP for Mr. Wappler's account.

(6) Includes 120,000 shares of Common Stock issuable to Mr. McConnell upon exercise of options.

(7) Includes 50,000 shares of Common Stock issuable to Mr. Halter upon exercise of options.

(8)  Includes 17,500 shares of Common Stock issuable upon exercise of options.

(9)  See notes (1) through (8)


                       EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth the names and background of the named executive officers.

Background of Executive Officers

     NAME                 OFFICES HELD                                AGE
--------------------- -------------------------------------          -----
David R. Little...... Chairman of the Board, President and             50
                      Chief Executive Officer

Mac McConnell........ Senior Vice President/Finance, Chief             48
                      Financial Officer and Secretary

J. Michael Wappler... Senior Vice President/Sales and                  49
                      Marketing

David C. Vinson...... Senior Vice President/Operations                 51


     For further information regarding the background of Mr. Little, see "Background of Nominees for Director".

     Mac McConnell. Mr. McConnell was elected Senior Vice President/Finance and Chief Financial Officer in September 2000. From February 1998 until September 2000, Mr. McConnell served as Senior Vice President, Chief Financial Officer and a director of Transportation Components, Inc., a NYSE listed distributor of truck parts. From December 1992 to February 1998, he served as Chief Financial Officer of Sterling Electronics Corporation, a NYSE listed electronics parts distributor, which was acquired by Marshall Industries, Inc., in 1998. From 1990 to 1992, Mr. McConnell was Vice President-Finance of Interpak Holdings, Inc., a publicly traded company involved in packaging and warehousing thermoplastic resins. From 1976 to 1990, he served in various capacities, including partner, with Ernst & Young LLP.

     J. Michael Wappler. Mr. Wappler was elected Senior Vice President/Sales and Marketing in October 2000. Mr Wappler has served in various capacities with DXP since his employment in 1986, including Senior Vice President/Operations and Vice President/Corporate Development.

     David C. Vinson. Mr. Vinson was elected Senior Vice President/Operations in October 2000. From 1996 until October 2000, Mr. Vinson served as Vice President/Traffic, Logistics and Inventory. Mr. Vinson has served in various capacities with DXP since his employment in 1981.

     All officers of DXP hold office until the regular meeting of directors following the annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

Compensation Committee Report

     The Compensation Committee is composed of Cletus Davis, Timothy Halter and Kenneth Miller, all of whom are outside directors. The purpose of the Compensation Committee is to review, approve and make recommendations to the Board of Directors on matters regarding the compensation of officers, directors, employees, consultants and agents of DXP and act as the administrative committee for any stock plans of DXP. The Compensation Committee makes its compensation decisions based upon its own research and analysis. DXP is prepared to engage an outside compensation consultant if the Compensation Committee so requests.

     The Compensation Committee believes that DXP's success depends upon a highly qualified and stable management team. DXP believes that the stability of a management team is important to its success and has adopted a strategy to (i) compensate its executive officers through a stable base salary set at a sufficiently high level to retain and motivate such officers, (ii) link a portion of their compensation to their individual and DXP's performance and
(iii) provide a portion of their compensation in a manner that aligns the financial interests of DXP's executive officers with those of DXP's shareholders.

     DXP was privately held until December 1996. The compensation packages of most of DXP's executive officers were established prior to DXP becoming public. The Compensation Committee reviewed these executive compensation packages with outside advisors and determined that they were consistent with the long-term strategies of DXP.

     The major components of DXP's executive compensation program consist of base salary, incentive compensation tied to DXP's performance and equity participation in the form of stock ownership and stock options.

Base Salary

     Base salaries for executives are influenced by both objective and subjective criteria. Salaries are determined by reviewing the executive level of responsibility, tenure, prior year compensation and effectiveness of the management team. In setting compensation levels for positions other than the Chief Executive Officer, the Compensation Committee considers recommendations from the Company's Chief Executive Officer. The Compensation Committee believes executive base salaries and incentive compensation for 2001 were reasonable based upon the duties and responsibilities of those executives.

Incentive Compensation

     The Compensation Committee believes incentive compensation tied to DXP's performance is a key component of executive compensation. The incentive compensation for the executive officers ranges from 0% to 200% of the cash portion of their annual compensation package. The Compensation Committee believes this type of incentive compensation motivates the executive to focus on the DXP's performance. Additionally, poor performance by DXP results in lower compensation for the executives.

Stock Options

     The Compensation Committee believes equity participation is a key component of the executive compensation program. Stock options are granted to executives based upon the officer's past and anticipated contribution to the growth and profitability of DXP. The Compensation Committee also believes that the granting of stock options enhances shareholder value by aligning the financial interests of the executive with those of the shareholders.

Chief Executive Officer's 2001 Compensation

     Mr. Little's annual salary for 2001 remained at $270,000, the same as for 2000. Mr. Little's compensation had not been adjusted in several years. To provide Mr. Little with a merit increase and to provide additional motivation to focus on DXP's performance, the Compensation Committee increased the annual bonus for Mr. Little from 3% of DXP's profit before tax in 2000, to 5% of DXP's profit before tax in 2001. Mr. Little earned a bonus of $80,010 for 2001. On January 17, 2001, DXP, at the recommendation of the Compensation Committee, granted Mr. Little non-qualified stock options to purchase 100,000 shares of Common Stock. The exercise price of the options was 100% of fair market value of the Common Stock on the date of grant.

     This report is furnished by the Compensation Committee of the Board of Directors.

           Kenneth H. Miller, Chairman
           Cletus Davis
           Timothy P. Halter

Summary of Compensation

     Set forth in the following table is certain compensation information concerning our Chief Executive Officer and each of our other most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 2001, exceeded $100,000.

                           Summary Compensation Table

                                                                                              LONG TERM
                                                       ANNUAL COMPENSATION                   COMPENSATION
                                                                                              SECURITIES
                                                                                              UNDERLYING
     NAME AND PRINCIPAL                                                                        OPTIONS             ALL OTHER
         POSITION                      YEAR            SALARY (2) ($)      BONUS ($)              (#)          COMPENSATION (3) ($)
------------------------------------ -------           --------------      ---------     -------------------   --------------------
David R. Little                        2001               280,335          80,010               100,000                 5,250
  President and Chief Executive        2000               270,010          80,585                    --                 5,250
 Officer                               1999               280,555          34,584                    --                 1,000

Mac McConnell (1)                      2001               153,779          12,001                    --                 2,665
  Senior Vice President/Finance        2000                38,745           4,420               200,000                    --
  and Chief Financial Officer

J. Michael Wappler                     2001               125,722          24,003                50,000                 1,410
  Senior Vice President/Sales          2000               108,400           8,059                 8,000                 1,790
  and Marketing                        1999               116,831          8,471                     --                   987

David C. Vinson                        2001               132,774          16,002                50,000                 2,479
  Senior Vice President/Operations     2000               116,224           7,652                 4,000                 2,099
                                       1999               100,346          19,070                    --                   962


(1)  Began employment with DXP effective September 2000.

(2)  Salary information includes base salary and automobile allowance.

(3) Amounts of "All Other Compensation" reflect matching contributions pursuant to our 401(k) plan.


                        Option Grants in Last Fiscal Year

     The following table contains information about option awards made to the named executive officers during 2001. Shown are hypothetical gains that could be realized for the respective options, based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the eight-year term of the options. Any amount realized upon exercise of the options will depend upon the market price of DXP common stock at the time the option is exercised relative to the exercise price of the option. There is no assurance that the amounts reflected in this table will be realized.


                  Number of Securities     % of Total Options                                      Potential Realizable Value at
                     and Underlying      Granted to Employees   Exercise or Base   Expiration   Assumed Annual Rates of Stock Price
Name                Options Granted        in Fiscal Year       Price ($/Share)       Date         Appreciation for Option Term
----                ---------------        --------------       ---------------       ----         ----------------------------
                                                                                                       5%($)           10%($)
                                                                                                   ----------       -----------
David R. Little            100,000              27.7%               $1.00           1/16/09          $47,745          $114,359
David C. Vinson             50,000              13.9%               $1.00           1/16/09          $23,873          $57,179
J. Michael Wappler          50,000              13.9%               $1.00           1/16/09          $23,873          $57,179
Mac McConnell                 --                  --                  --               --               --                --


      Stock Option Exercises and December 31, 2001 Stock Option Value Table

    The following table shows certain information concerning options exercised during 2001 by the named executive officers and the number and value of unexercised options at December 31, 2001. DXP has not granted stock appreciation rights. The values of unexercised in-the-money stock options at December 31, 2001 as shown below are presented pursuant to Securities and Exchange Commission rules. Any amount realized upon exercise of stock options will depend upon the market price of DXP common stock at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.


                         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                             Number of Securities Underlying         Value of Unexercised
                        Shares Acquired on     Value         Unexercised Options at FY-End     In-The-Money Options at FY-End
Name                      Exercises (#)      Realized ($)    (#) Exercisable/Unexercisable    ($) (1) Exercisable/Unexercisable
----                      -------------      ------------     -------------------------            -------------------------
David R. Little                --                 --               800,000/100,000                     $0.00/$10,000
Mac McConnell                  --                 --               120,000/80,000                        $0.00/$0.00
David C. Vinson                --                 --                1,333/52,677                        $0.00/$5,000
J. Michael Wappler             --                 --                2,666/55,334                        $0.00/$5,000

(1)  Closing price of stock on December 31, 2001 ($1.10) less exercise price.


Stock Performance

     The following performance graph compares the performance of DXP Common Stock to the Dow Jones Industrial Services Index and the Nasdaq Composite (US). The graph assumes that the value of the investment in DXP Common Stock and in each index was $100 at December 31, 1996, and that all dividends were reinvested. In the prior year we compared the performance of DXP Common Stock to the S&P Midcap Industrials Index. We have been informed that S&P has discontinued the calculation of this index. We replaced this discontinued index with the Dow Jones Industrial Services Index.


                                     [GRAPH]

TOTAL RETURN ANALYSIS                  12/31/96     12/31/97     12/31/98     12/31/99    12/31/00    12/31/01

DXP ENTERPRISES, INC                 $   93.33   $   76.66    $   45.00    $   16.25    $    4.17    $    7.86

DOW JONES  INDUSTRIAL                $  101.29   $  125.85    $  153.93    $  191.56    $  214.59    $  106.40
SERVICES INDEX

NASDAQ COMPOSITE (US)                $   99.97   $  122.11    $  171.19    $  318.62    $  193.44    $  152.76


Compensation of Directors

     DXP pays each non-employee director $1,000 per committee or board meeting attended, not to exceed $1,500 in the event two or more meetings occur on the same day. In addition, DXP reimburses travel expenses relating to service as a director. In 2001, Messrs. Davis and Miller each received $2,500 and Mr. Halter received $1,500 for attendance at board and committee meetings.

Employment Agreements

     In 1996, DXP entered into an employment agreement with Mr. Little. Such employment agreement expired on June 30, 2001. The Compensation Committee and Mr. Little expect to enter into another employment agreement within the next twelve months.

     DXP has entered into an employment agreement (the "McConnell Employment Agreement"), effective as of October 1, 2000, with Mac McConnell. The McConnell Employment Agreement is for a term of one year, renewable automatically for a one-year term. The McConnell Employment Agreement provides for (i) base salary ("Salary") in the minimum amount of $150,000 per annum, and (ii) other perquisites in accordance with DXP policy. The McConnell Employment Agreement provides for a bonus: Mr. McConnell is entitled to a quarterly bonus of three quarters of one percent of the quarterly profit before tax of DXP, excluding sales of fixed assets and extraordinary items. The aggregate of the quarterly bonuses in any one year may not exceed twice the annual base salary. In the event Mr. McConnell terminates his employment for "Good Reason" (as defined therein), or is terminated by DXP for other than "Cause" (as defined therein), he would receive (i) 12 monthly payments each equal to one month of the current Salary, (ii) a termination bonus equal to the previous four quarterly bonuses and (iii) any other payments due through the date of termination. In the event Mr. McConnell dies, becomes disabled, or terminates the McConnell Employment Agreement with notice or the McConnell Employment Agreement is terminated by DXP for Cause, Mr. McConnell or Mr. McConnell's estate, as applicable, would receive all payments then due him under the McConnell Employment Agreement through the date of termination.

Benefit Plans

Employee Stock Ownership Plan ("ESOP")

     DXP maintains the ESOP for the benefit of eligible employees pursuant to which annual contributions may be made. The amount and form of the annual contribution is within the discretion of Board of Directors. DXP expensed contributions of $150,000 in 1998 and 1999. No contribution to the ESOP was accrued in either 2000 or 2001. In March 2002, the Board of Directors approved the termination of the ESOP. The ESOP currently is administered by the Compensation Committee.

Long-Term Incentive Plan

     In August 1996, DXP established the Long-Term Incentive Plan (the "LTIP"). The LTIP provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options, restricted stock awards and performance awards to certain key employees. The LTIP is administered by the Compensation Committee.

     As of January 1 of each year the LTIP is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the LTIP, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year, the number of shares available will be increased by an amount such that the total number of shares available for issuance under the LTIP equals 5% of the total number of shares of Common Stock outstanding, not including any shares issued under the LTIP. Lapsed, forfeited or canceled awards will not count against these limits. Cash exercises of SARs and cash settlement of other awards will also not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the LTIP (without reduction for issuances). Based on the common shares presently outstanding, 330,000 shares are authorized to be issued under the LTIP.

Employee Stock Option Plan

     The Board of Directors and shareholders approved the Employee Stock Option Plan in 1999. The purpose of the Employee Stock Option Plan is to provide those persons who have substantial responsibility for the management and growth of DXP with additional incentives by increasing their ownership interests in DXP. Individual awards under the Employee Stock Option Plan may take the form of either incentive stock options or non-qualified stock options, the value of which is based in whole or in part upon the value of Common Stock.

     The Compensation Committee administers the Employee Stock Option Plan and selects the individuals who will receive awards and establishes the terms and conditions of those awards. The maximum number of shares of Common Stock authorized under the Employee Stock Option Plan is 500,000.

Director Stock Option Plan

     The Board of Directors adopted the Director Stock Option Plan on April 19, 1999, which was approved by the shareholders on June 8, 1999. The Director Stock Option Plan provides for (i) the grant of options to purchase 5,000 shares of Common Stock to any new non-employee director on the date of his or her election and (ii) the automatic annual grant on July 1 of options to purchase 1,000 shares of Common Stock to non-employee directors. DXP currently has three non-employee directors, each of whom is eligible to receive grants under the Director Stock Option Plan. Under the terms of the Director Stock Option Plan, the exercise price of each option will be the closing sale price of the Common Stock on the date of the grant. Under the Director Stock Option Plan, an aggregate of 200,000 shares of Common Stock have been authorized and reserved for issuance to non-employee directors.

     For the fiscal year ended December 31, 2001, Messrs. Davis and Miller each received 1,000 options on July 1, 2001, and Mr. Halter received 5,000 options on July 2, 2001, pursuant to the Director Stock Option Plan. Additionally, Messrs. Davis and Miller each received 9,000 options on July 2, 2001.

Transactions

     Mr. Vinson is the trustee of three trusts for the benefit of Mr. Little's children, each of which holds 570,932 shares of Common Stock and 5,000 shares of Series B Preferred Stock. Mr. Vinson exercises sole voting and investment power over the shares held by such trusts.

     Mr. Little has personally guaranteed up to $500,000 of the obligations of DXP under its credit facility. Additionally, certain shares held in trust for Mr. Little's children are pledged to secure the credit facility.

     The Board of Directors has approved DXP making advances to Mr. Little. As of December 31, 2000, the outstanding advances amounted to $537,973. In previous years, DXP made two loans to Mr. Little totaling $208,647. The total outstanding balance of such loans including accrued interest was $225,924 at December 31, 2000. During April 2001, the bank lender for the credit facility loaned $455,000 to DXP, which in turn was advanced to Mr. Little, who then retired his personal loan with the lender. During 2001 the advances and loans were consolidated into three notes receivable, each bearing interest at 3.97 percent per annum and due December 30, 2010. Accrued interest is due annually. The total balance of the notes including accrued interest was $1,251,238 at December 31, 2001. The notes are partially secured by 224,100 shares of DXP common stock, options to purchase 800,000 shares of DXP common stock and real estate.

                             Audit Committee Report

April 30, 2002

To the Board of Directors:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Cletus Davis, Chairman
Timothy P. Halter
Kenneth H. Miller

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Arthur Andersen LLP ("Andersen") served as independent auditors for the fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001. The Audit Committee and the Board of Directors have not yet selected independent auditors for 2002. Representatives of Andersen are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Andersen has billed us fees as set forth in the table below for (i) the audit of our 2001 annual financial statements and reviews of our 2001 quarterly financial statements, (ii) financial information systems design and implementation work rendered in 2001 and (iii) all other services rendered in 2001.

        Audit Fees                                                 $175,000
        Financial Information Systems Design
         And implementation Fees                                    $   -0-
        All Other Fees                                              $   -0-

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the that DXP's officers, directors and persons who own more than 10% of a registered class of DXP equity securities to file statements on Form 3, Form 4, and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish us with copies of all
Section 16(a) reports which they file.

     Based solely on a review of copies of such reports furnished to us and written representations from reporting persons that no other reports were required, we believe that all filing requirements were met during the fiscal year ended December 31, 2001.

                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be included in DXP's proxy statement for the 2003 Annual Meeting of Shareholders must be received by DXP at its principal executive offices, 7272 Pinemont, Houston, Texas 77040, no later than January 1, 2003, in order to be included in the proxy statement and form of proxy relating to that meeting.

      For any proposal of a shareholder intended to be presented at the 2003 Annual Meeting of Shareholders but not included in DXP's proxy statement for such meeting, the shareholder must provide notice to DXP of the proposal no later than March 31, 2003. These requirements are separate and apart from and in addition to the requirements of federal securities laws with which a shareholder must comply to have a shareholder proposal included in DXP's Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

     We know of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by DXP. In addition to solicitation by use of the mails, certain directors, officers or employees may solicit the return of proxies by telephone, telegram or personal interview.

                              DXP ENTERPRISES, INC.

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  June 3, 2002

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned holder of Preferred Stock of DXP Enterprises, Inc. ("DXP") hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Monday, June 3, 2002, at 9:00 a.m., Houston time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

     Please mark, sign, date and return to DXP Enterprises, Inc., Attention Mac McConnell, 7272 Pinemont, Houston, Texas, 77040.

(1)  ELECTION OF DIRECTORS:

    FOR all of the nominees listed below   [ ]    WITHHOLD AUTHORITY   [ ]
(except as indicated to the contrary below)    to vote for election of directors

          NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter,
                             and Kenneth H. Miller.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the Space provided below.)


                   --------------------------------------------------

(2) In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, and FOR the proposals set forth in Item 2.


Signature of Shareholder(s) _______________  _________________   Date    , 2002.


                         Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                              DXP ENTERPRISES, INC.

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  June 3, 2002

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned holder of Common Stock of DXP Enterprises, Inc. ("DXP") hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Monday, June 3, 2002, at 9:00 a.m., Houston time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

     Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

                   (continued and to be signed on other side)

(1)  ELECTION OF DIRECTORS:

   FOR all of the nominees listed below  [ ]         WITHHOLD AUTHORITY  [ ]
(except as indicated to the contrary below)    to vote for election of directors

          NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter,
                             and Kenneth H. Miller.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


            -------------------------------------------------------

(2) In their discretion, the above-named proxies are authorized to vote upon such other business As may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the election of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another Nominee or other nominees to be selected by the Board of Directors, and FOR the proposals set forth in Item 2.


Signature of Shareholder(s) _______________   ________________   Date    , 2002.


                         Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.